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                                                                     EXHIBIT 5.1

March 30, 2006

The Board of Directors
Intermountain Community Bancorp
231 N. Third Avenue
Sandpoint, ID 83864

      RE:   LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

      We have acted as legal counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 78,000 shares of no par value common stock (the "Shares"), of Intermountain Community Bancorp, an Idaho corporation ("Company"), authorized for issuance under the Company's 2003-2005 Long Term Incentive Plan ( the "Plan").

      In connection with the offering of the Shares, we have examined: (i) the Plan, listed as Exhibit 99.1 in the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; and (iii) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements and representations of officers of the Company. We have assumed without independent investigation or review, the accuracy and completeness of the facts and representations contained in the documents listed above or otherwise made known to us.

      Our opinion assumes that the Shares are issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Act.

      Based upon and subject to the foregoing, we advise you that in our opinion the Shares, or any portion of the Shares when issued pursuant to the Plan, after the Registration Statement has become effective under the Act, will be validly issued under the laws of the State of Idaho and will be fully paid and nonassessable.

      This opinion letter is limited to the application of the laws of the State of Idaho and the Federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,

                                GRAHAM & DUNN PC

                              /s/ Graham & Dunn PC